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                                                                            23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-1 (File No. ___-_____) of our report dated March 26, 1999 on our audits of the combined financial statements of Enhanced Response Technologies, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
March 31, 1999